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                                                                   EXHIBIT 10(m)



                          CHANGE IN CONTROL AGREEMENT

     This CHANGE IN CONTROL AGREEMENT ("AGREEMENT") is made as of _________, 1997 by and between HUMANA INC., Louisville, Kentucky (the "COMPANY"), and ____________________ (the "EMPLOYEE").

     WHEREAS, the Board of Directors (the "Board") of Humana Inc. desires to foster the continuous employment of the Employee and has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Employee to his/her duties free from distractions which could arise in the event of a threatened Change in Control of the Company;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Employee agree as follows:

     1. TERMINATION BENEFITS. If, within twenty-four (24) months following a Change in Control and during the Term of this Agreement, the Employee's employment with the Company shall be terminated (A) by the Company other than for Cause, or (B) by the Employee for Good Reason, then:

          a) The Company shall, within ten (10) business days after the Date of Termination, pay the Employee:

               1) His/her full base salary earned but not yet paid through the Date of Termination at the greater of the rate in effect at the time the Change in Control occurred or when the Notice of Termination was given, plus any bonuses or incentive compensation which, pursuant to the terms of any compensation or benefit plan, have been earned and are payable as of the Date of Termination. For purposes of this Agreement, bonuses and incentive compensation shall be considered payable if all conditions for earning them have been met and any requirement that Employee be actively employed as of the date of payment shall be disregarded; and

               2) A lump sum in an amount equal to __________ (___) times the amount equal to the sum of (1) the Employee's Annual Base Salary at the greater of the rate in effect at the time the Change in Control occurred or when the Notice of Termination was given plus (2) the maximum bonus or incentive compensation which could have been earned by the Employee calculated as if all relevant goals had been met during the then-current fiscal year of the Company pursuant to the terms of the incentive compensation plan in which he/she participates. If there is no incentive compensation plan in effect at the time the Notice of Termination is given, then for purposes of this
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Agreement it shall be assumed that the amount of incentive compensation to be paid to the Employee shall be the maximum target amount under any incentive compensation plan in which he/she participated at the date of the Change in Control or the most recent plan participated in, whichever would be greater.

          b) The Company shall, for the period stated below, maintain in full force and effect for the benefit of the Employee and the Employee's dependents and beneficiaries, at the Company's expense, all life insurance, health insurance, dental insurance, accidental death and dismemberment insurance and disability insurance under plans and programs in which the Employee and/or the Employee's dependents and beneficiaries participated immediately prior to the Date of Termination, provided that continued participation is possible under the general terms and provisions of such plans and programs. The Extended Benefits shall be continued until the earlier of (A) the second (2nd) anniversary of the Date of Termination, (B) the effective date of the Employee's coverage under equivalent benefits from a new employer (provided that no such equivalent benefits shall be considered effective unless and until all pre-existing condition limitations and waiting period restrictions have been waived or have otherwise lapsed), or (C) the death of the Employee. If participation in any such plan or program is barred, the Company shall arrange at its own expense to provide the Employee with benefits substantially similar to those which he/she was entitled to receive under such plans and programs. At the end of the period of coverage, the Employee shall have the right to have assigned to him/her, at no cost and with no apportionment of prepaid premiums, any assignable insurance policy relating specifically to him/her. Employee shall be entitled to continuation coverage as provided by the Consolidated Omnibus Budget Reconciliation Act (COBRA) at the conclusion of the coverage provided under this Subsection.

     2. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:
          a) "Change in Control" shall mean a Change in Control as defined in the Company's 1996 Stock Incentive Plan for Employees.

          b)   "Company" shall mean Humana Inc. or any successor thereof.

          c) A termination for "Cause" shall be termination by reason of the conviction of the Employee, by a court of competent jurisdiction and following the exhaustion of all possible appeals, of a criminal act involving the Company or its assets.

          d) "Good Reason" shall mean the occurrence after a Change in Control of any of the following events without the Employee's express written consent:

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               1)  Any material reduction in the Employee's title, authority or responsibilities, including reporting responsibilities;

               2) A reduction by the Company in the Employee's Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time;

               3) The relocation of the Employee's office at which he/she is to perform his/her duties to a location more than thirty (30) miles from the location at which the Employee performed his/her duties prior to the Change in Control;

               4) The failure by the Company to continue in effect any incentive, bonus or other compensation plan in which the Employee participates, unless the Company substitutes a substantially equivalent benefit;

               5) The failure by the Company to continue in effect any Employee benefit plan (including any medical, hospitalization, life insurance, dental or disability benefit plan in which the Employee participated) or any material fringe benefit or perquisite enjoyed by the Employee at the time of the Change in Control, unless the Company substitutes benefits which, in the aggregate, are equivalent;

               6) Any material breach by the Company of any provision of this Agreement; or

               7) The failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement.

          e) "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement which is relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. Any purported termination by the Company or by the Employee hereunder shall not be effective until communicated by written Notice of Termination to the other party.

          f) "Date of Termination" shall mean the date specified in the Notice of Termination, not to exceed thirty (30) days from the date such Notice of Termination is given.

          g) "Annual Base Salary" shall mean an Employee's stated annual compensation without regard to any bonus, perquisite or other benefits.

     3. TERM OF AGREEMENT. This Agreement shall continue in effect until December 31, 199_; provided, however, commencing on December 31, 199_ and on each December 31 thereafter, there shall automatically be an extension of one
(1) year on the then-current term of this Agreement,

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unless either the Company or the Employee shall have given written notice to the other on or before said December 31, that the term of this Agreement shall not be so extended. Notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of twenty-four (24) months after a Change in Control if the Agreement is still in effect on the date of the Change in Control. If the Employee's employment with the Company shall be terminated prior to and not in contemplation of a Change in Control, this Agreement shall automatically expire.

     4.   SUCCESSORS; BINDING AGREEMENT.

          a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform it if no such succession or assignment had taken place.

          b) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to him/her hereunder if he/she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee, and if there is no such devisee, legatee or designee, to the Employee's estate.

     5. NO MITIGATION. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment; nor shall such be reduced by any compensation earned by the Employee as a result of employment or otherwise.

     6. FEES AND EXPENSES. Following a Change in Control, the Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of the Employee seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Employee is or may be entitled to receive benefits

     7. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the

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Company shall be directed to the attention of the Board with a copy to the
Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

     8. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of Kentucky without giving effect to the conflicts of laws principles thereof.

     9. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     10. ENTIRE AGREEMENT/TERMINATION OF ANY PRIOR AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes and terminates all prior agreements, understandings and arrangements, oral or written, between the Employee and the Company or any of its subsidiaries or any entity acquired by the Company with respect to the salary and other benefits referenced in Section 1 of this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Employee has executed this Agreement, each as of the day and year set forth above.

HUMANA INC.                              EMPLOYEE


BY:
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ATTEST:


BY:
   --------------------------------
     Secretary

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